Exhibit 10.11

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement” or “MSA” ) is effective as of February 25, 2025 (“Effective Date”) by and between NexGenAI Solutions Group, Inc., (the “Company” or “Solutions”) (for purposes of this Agreement and any related Project Agreement, “Company” includes any and all of the Company’s relevant affiliates), a private Delaware corporation, with its principal place of business at 1858 Pleasantville Road, Suite 110, Briarcliff Manor, NY 10510 and Off The Hook YS Inc., (the “Client” or “OTH”) (for purposes of this Agreement and any related Project Agreement, “Client” includes any and all of the Client’s relevant OTH affiliates) a private Nevada corporation, with its principal place of business at 1061 E Indiantown Road, Suite 110, Jupiter, FL 33477. The Company and Client may be referred to collectively as the “Parties” or singularly as a “Party” to this Agreement.

RECITALS

WHEREAS, Client desires to purchase services from the Company (the “Services”) in accordance with the terms and conditions set forth in this Agreement and in the Project Agreement(s) (“PA”) executed for each project. Company will provide the Services solely to the extent specified in a PA.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the terms below.

1.	Term and Termination

This Agreement shall be in full force and effect commencing as of the Effective Date and shall have an initial term of twelve (12) months (the “Term”). The Parties may elect to renew this Agreement for additional twelve month terms upon mutual written agreement. This Agreement will automatically renew for additional twelve-month terms, subject to Fee adjustment. Either party may terminate this Agreement in the last sixty (60) days of a Term with prior written notice to the other party. In addition, either party may suspend its performance under or terminate this Agreement immediately upon written notice at any time if: (i) the other party is in material breach of any warranty, term, condition or covenant of this Agreement and where such breach is remediable, fails to cure such breach within thirty (30) days after receipt of written notice of such breach; or (ii) the other party shall be adjudicated bankrupt or shall petition for or consent to any relief under any bankruptcy, reorganization, receivership, liquidation, compromise, or any moratorium statute, whether now or hereafter in effect, or shall make an assignment for the benefit of its creditors, or shall petition for the appointment of a receiver, liquidator, trustee or custodian for all or a substantial part of its assets, or if a receiver, liquidator, trustee or custodian is appointed for all or a substantial part of its assets and is not discharged within thirty (30) days after the date of such appointment. Additionally,

2.	Data Records

The Company may use its sector-specific data (“Data”) for a specific purpose as set forth on a Project Agreement. The Company retains all original rights to such Data. The Client cannot assign, transfer, share, or in any other manner allow a third party to use the Data. The Company will have the right to communicate with any contacts or data elements that are used during or after the Term of this Agreement.

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-230310 new MSA template Master Services Agreement RFI

3.	Services

Company shall provide to the Client the Services for the specific price set forth in a Project Agreement. After an initial review and assessment of the Client’s business, the Company shall suggest a plan based on the Client’s needs. The Project specifications will be set forth in a fully executed PA. Client acknowledges that the amount of Services provided will be commensurate with the Fee charged.

4.	Fees

Client agrees to pay Company or its assigns the fees as described in each Project Agreement (the “Fees”), which shall be incorporated as part of this Agreement, for the Company’s provision of the Services. Unless otherwise stated in the applicable PA, payment is due by Client, in advance, upon execution of each PA. All Company’s fees and charges are exclusive of all applicable taxes. Each Party will be responsible for its own income, employment, and property taxes. Client agrees and acknowledges that the Fee set out in a PA, once paid, is non-refundable (even in the event of termination or any other reason) and non-creditable against other fees payable in connection with another PA.

5.	Independent Contractor

Any Services rendered by the Company shall be rendered as an independent contractor. Nothing contained herein shall be considered as creating an employer-employee relationship between the Parties to this Agreement. Client shall not make or owe any social security, worker’s compensation or unemployment insurance payments on behalf of the Company.

6.	Time, Place & Manner of Performance

Company shall be available for advice and counsel to the officers and directors of Client on matters related to the Services provided such reasonable and convenient times and places may be mutually agreed upon. Unless otherwise stated herein, the time, place and manner of performance of any Services described herein, including the amount of time to be allocated by Company to any specific service, shall be determined at the sole discretion of Company.

7.	No Guarantee

The Parties hereto acknowledge and agree that the Company cannot guarantee any specific results from the Data and/or the provision of the Services. Company shall perform the Services in a professional manner and in accordance with good industry practice.

8.	Assignment

Neither this Agreement nor any of the Project Agreements nor any of the rights, interests or obligations hereunder may be assigned by either Party hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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9.	Amendments

Either Party may request mutually agreed changes to this Agreement. Any changes, modifications, revisions or amendments to this Agreement which are mutually agreed upon by and between the Parties to this Agreement shall be incorporated by written instrument, and effective when executed and signed by all Parties to this Agreement.

10.	Confidentiality, Non-Solicitation and Non-Circumvent

The Parties agree to keep this Agreement confidential and may not disclose either the existence or the terms of the Agreement to third parties without the prior written consent of the other Party. The Client shall not solicit, recruit, or attempt to persuade any person in the Company or one of its related entities to terminate such person’s employment, whether or not such person is a full-time employee and whether or not such employment is pursuant to a written agreement or is at-will. The Client shall not use any of the Company’s intellectual property, including its Data for any purposes not delineated in a Project Agreement.

11.	Mutual Indemnification

Because each party must at all times rely upon the accuracy and completeness of the information supplied to it by the other Parties, each Party unconditionally, absolutely and irrevocably agrees to and shall indemnify and hold harmless the other Parties and its past, present and future directors, officers, affiliates, counsel, shareholders, employees, agents, attorneys, representatives, contractors, successors and assigns (Company and such persons are collectively referred to as the “Indemnified Persons”) from and against any and all losses, claims, costs, expenses, liabilities and damages (or actions in respect thereof) arising out of or related to this Agreement, the delivery of Data pursuant to the Agreement, and any actions taken or omitted to be taken by an Indemnified Party in connection with this Agreement (“Indemnified Claim”).

Without limiting the generality of the foregoing, such indemnification shall cover losses, claims, costs, expenses, liabilities and damages imposed on or incurred by the Indemnified Persons, directly or indirectly, relating to, resulting from, or arising out of any actual or alleged misstatement of fact or omission of fact, or any actual or alleged inaccuracy in any information provided or approved by a Party in connection with this Agreement, including any actual or alleged misstatement, omission or inaccuracy in any filing with any governmental or regulatory body, press release, website, marketing material or other document, or oral presentation or webcast; or, infraction or violation of any policy, laws, rules or regulations of any country with jurisdiction over either party, including, but not limited to, any rules and regulations around securities filings, and/or any related or required public, investor or marketing disclosures, whether or not the Indemnified Persons relied thereon or had knowledge thereof.

In addition, all Parties agree to reimburse the Indemnified Persons for legal or other expenses reasonably incurred by them in respect of each Indemnified Claim at the time such expenses are incurred. Notwithstanding the foregoing, all Parties shall not be obligated under the foregoing for any loss, claim, liability or damage that is finally determined by a court with proper jurisdiction to have resulted primarily from the willful misconduct or bad faith of the Indemnified Person.

12.	Limitation of Liability

In no event shall either Party be liable to the other or to any third party for any indirect, incidental, special or consequential damages, or damages for lost profits or loss of business, however caused and under any theory of liability, whether based in contract, tort (including negligence) or other theory of liability, regardless of whether either Party was advised of the possibility of such damages and notwithstanding the failure of essential purpose of any limited remedy.

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13.	Governing Law; Binding Arbitration; Legal Representation

This Agreement and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in New York County, New York. Each party represents and agrees that they have been represented by counsel and has had an opportunity to consult legal counsel in connection with the negotiation and execution of this Agreement and understand the obligations, risks, rights and legal and regulatory effects and requirements under this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or any governmental authority by reason of such party having drafted or deemed to have drafted such provision.

14.	Counterparts / Electronic Signature

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of electronic copies bearing the electronic signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such electronic copies shall constitute enforceable original documents.

15.	Notices

All notices, consents, waivers or other communications given under this Agreement shall be in writing and given by overnight delivery (by a nationally recognized overnight courier service), personal delivery or by registered or certified mail with postage prepaid and return receipt requested, at the respective addresses of the Parties as set forth above or at the most current address as may be supplied by such Party to the other pursuant to this Agreement.

16.	Entire Agreement / Severability

This Agreement and its schedules and exhibits constitutes and embodies the entire understanding and agreement of the Parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each Party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof. Any waiver by either Party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any Party.

[SIGNATURE PAGE FOLLOWS]

Company initials Client initials
-230310 new MSA template Master Services Agreement RFI

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement, effective as of the Effective Date.

COMPANY:		CLIENT:
NexGenAI Solutions Group Inc.		Off The Hook YS Inc.

By:	/s/ Michael Woloshin	By:	/s/ Brian John
Michael Woloshin, CEO		Brian John, CEO
1858 Pleasantville Road, Suite 110		1061 Indiantown Road, Suite 110
Briarcliff Manor, NY 10510		Jupiter, FL 33477

Company initials Client initials
-230310 new MSA template Master Services Agreement RFI

SCHEDULE A

PROJECT AGREEMENT LIST

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-230310 new MSA template Master Services Agreement RFI

EXHIBIT A

PROJECT AGREEMENTS

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-230310 new MSA template Master Services Agreement RFI